Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the GATX Exchange Stock Option Program under the GATX Corporation 1995 Long Term Incentive Compensation Plan of our report dated January 26, 1999, with respect to the consolidated financial statements of GATX Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998, and the related financial statements schedules included therein, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP




ERNST & YOUNG LLP


Chicago, Illinois
November 29, 1999